AMENDMENT TO PARTICIPATION AGREEMENT

For

Rules 30e-3 and 498A

This Amendment (the “Amendment”) if effective as of March 1, 2021 and amends the Participation Agreement dated June 1, 2001, as amended, (the “Agreement”) among BRIGHTHOUSE LIFE INSURANCE COMPANY (“Brighthouse” or the “Company”), on its own behalf and on behalf of each of its separate accounts (the “Accounts”), PUTNAM VARIABLE TRUST (the “Trust”) and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the “Underwriter”) (collectively, the “Parties”). All capitalized terms used herein and not otherwise defined shall have the meaning described to such terms in the Agreement.

RECITALS

WHEREAS, the Parties desire to update Schedule B, and to further modify the Agreement as provided herein;

WHEREAS, pursuant to the Agreement, the Accounts invest in shares of certain of the funds (“Fund” or “Funds”) that constitute separate portfolios of the Trust and that serve as funding vehicles for Brighthouse, on behalf of the Accounts, that issue variable annuity and/or life insurance contracts (the “Contracts”) to persons that are registered owners of such Contracts on the books and records of Brighthouse (the “Contract Owners”);

WHEREAS, the Trust maintains on its books and records one or more account(s) that hold and record ownership of shares of the Funds;

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Rule 30e-1 under the 1940 Act requires each Fund to deliver copies of its shareholder reports to the Accounts as the record owners of shares of such Funds;

WHEREAS, Rule 30e-2 under the 1940 Act requires the Accounts to deliver such Fund shareholder reports to Contract Owners;

WHEREAS, the Parties desire to supplement and amend the Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the 1940 Act, as amended from time to time (“Rule 30e-3”), to permit (i) the Trust to no longer deliver copies of Fund shareholder reports to the Accounts as would otherwise be required by Rule 30e-1, and (ii) the Accounts to deliver Fund shareholder reports to Contract Owners using the “notice and access” provisions of Rule 30e-3 rather than the delivery methods that would otherwise be required by Rule 30e-2;

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in rule 498A under the 1933 Act; “Rule 498A”) for the Funds be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Fund Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A; and

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that certain of the Required Materials (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Contracts, and the Company intends to host said website;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and considerations set forth herein, and to other good and valuable consideration, the Parties agree to supplement and amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.	Article III of the Agreement is hereby amended by adding a new subsection 3.6, titled “Notice and Delivery of Fund Shareholder Reports and other Documents”, as follows:

3.6 (a) Maintaining Website; Posting and Availability of Fund Shareholder Reports, Disclosure Documents, and Other Required Materials. Brighthouse shall be responsible for and shall fulfill the website posting and other applicable requirements and obligations of the Accounts specified in Rules 30e-3(b) and 498A(j). Without limiting the generality of the foregoing:

i.

The Trust shall provide Brighthouse access to the following materials relating to each Fund so that Brighthouse can post the materials to a Brighthouse website address (the “Specified Website”). The Specified Website shall be publicly accessible and the Required Materials (as defined below) posted on the Specified Website shall be publicly accessible, free of charge and shall include: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders, together with Current Report to Shareholders the (“Shareholder Reports”); (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments (if applicable); and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; (v) current Summary Prospectus for the Funds; (vi) current Statutory Prospectus for the Funds; and (vii) current Statement of Additional Information (“SAI”) for the Funds (as such documents are specified in paragraphs i through iv of Rule 30e-3(b) and in paragraph (iii) of Rule 498A(j)(1)) (such documents collectively, and together with any additional or alternative documents that may be required by any amendments to Rules 30e-3 or 498A, the “Required Materials”). The Trust may provide the materials specified in (i), (ii), (iii), and (iv) above to the Company in a consolidated report and it shall make reasonable efforts to provide access to such materials to the Company, no later than ten (10) calendar days by 5:00 P.M. EST (or subsequent business day if day 50 falls on a weekend) before a Report covered under (i) and (ii) is required to be posted to the Specified Website and no later than five (5) calendar days by 5:00 P.M. EST (or subsequent business day if day 55 falls on a weekend) before a Report covered under (iii) and (iv) is required to be posted to the Specified Website. The Trust shall provide access to the materials specified in (v), (vi), and (vii) above to the Company on a timely and continuous basis (to facilitate the required website posting) and provide access to updated versions as necessary, in order to facilitate a continuous offering of the Funds’ securities and the Contracts.

ii.

The Trust shall ensure that the Required Materials provided to Brighthouse are in a format, or formats, that are suitable for website posting and convenient for both reading online and printing on paper (in accordance with Rule 30e-3 (b)(3) and are human-readable and capable of being printed on paper in human-readable format (in accordance with Rule 498A(h)(2)(i));

iii.

Brighthouse shall ensure that persons accessing the Required Materials are able to permanently retain, free of charge, an electronic version of the Required Materials in a format, or formats, that meet the conditions stated above in Section 2(b) (in accordance with Rule 30e-3(b)(4) and 498A(h)(3));

iv.

In order for Brighthouse to ensure that the Required Materials are kept current (up-to-date) and posted for the duration or period required by Rules 30e-3 and 498A, and to facilitate a continuous offering of the Funds’ securities and Contracts, the Trust shall promptly provide to Brighthouse any amendments to the Required Materials;

v.

Brighthouse shall make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3 and paragraph (h)(4) of Rule 498A, which shall constitute compliance with subsections (a) through (d) of this Section 2 of this Amendment (for the avoidance of doubt, for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 and “Registrant” referred to in said paragraph (h)(4) of Rule 498A means Brighthouse on behalf of the Accounts); and

vi.

The Trust shall prepare and provide the Funds’ Statutory Prospectus and SAI so that those documents permit persons accessing them to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (in accordance with paragraph (h)(2)(ii) of Rule 498A).

3.6

(b) Content of Required Materials. The Trust shall be responsible for the content of the Required Materials as posted on the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner and without in any way changing the current obligations of the Trust under the Agreement, the Trust shall be responsible for ensuring that the Required Materials to be posted to the Specified Website:

i.

Meet the applicable standards of the 1933 Act; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts. Should any such applicable standard, rule, or regulation inadvertently not be met, the Trust shall promptly take corrective steps upon discovery; and

ii.

Do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Should such statement or omission inadvertently occur, the Trust shall promptly take corrective steps upon discovery.

3.6(c) Specified Website, Notice, and Paper Delivery

i.	The Specified Website is as identified in Schedule C hereto, as it may be changed by Brighthouse from time to time in its sole discretion;

ii.

Paper Notice to Contract Owners. Brighthouse shall be responsible for preparing and providing the paper notice to its Contract Owners in accordance with paragraphs (c) and (d) of Rule 30e-3 (“Notice”). subject to the expense provision in subsection (iv) (b) below.

iii.

Delivery of Paper Copy Upon “Ad Hoc” Request. Brighthouse shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A.

iv.

Investor Elections to Receive Future Fund Reports in Paper. Brighthouse shall be responsible for fulfilling Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3 and subject to the expense provision in subsection (v) (c) below.

v.	Expenses.
a.

Web Hosting and Electronic Delivery. The Trust shall bear the expenses for the cost of managing, formatting, hosting and maintaining the (i) Shareholder Reports; (ii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments (if applicable); and (iii) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; such expense shall be reasonable and not exceed the costs that the Trust deems excessive.

b.	Notice. The Trust shall bear the costs of preparing and mailing (excluding postage expenses) the Notices of the availability of the Fund’s Reports to Contract Owners.
c.	Delivery of paper copies. The Trust shall be responsible for the reasonable costs of providing any electronic files and printing of any paper copies of Current Reports to Shareholders.

vi.

Summary Prospectuses. The Company intends to use an Initial Summary Prospectus for each currently offered Contract, in accordance with paragraph (j)(1)(i) of Rule 498A. The Trust shall use a summary prospectus for each Fund, in accordance with paragraph (j)(1)(ii) of Rule 498A.

vii.

Fund Performance and Expense Data. The Trust shall provide such data regarding each Fund’s investment performance and expense ratios as the Company shall reasonably request, to facilitate the registration and sale of the Contracts. Without limiting the generality of the forgoing, the Trust shall provide:

a.

the “Annual Portfolio Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with Instruction 16 to Item 4 of Form N-4); and

b.

the “Total Annual Fund Operating Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, reflecting any expense reimbursements or fee waiver arrangements (and in accordance with Instruction 4 to Item 17 of Form N-4); and

c.

the “average annual total returns” for each fund (before taxes) as calculated pursuant to Item 4(b)(b)(2)(iii) of Form N-1A (for the 1, 5, and 10-year periods, in accordance with Instruction 7 to Item 17 of Form N-4).

The Trust shall provide the forgoing Fund expense and performance data at least annually, on a timely basis to facilitate the Company’s preparation of its annually updated registration statement (and as otherwise reasonably requested by the Company), but in no event later than sixty (60) calendar days after the close of each Fund’s fiscal year.

3.6(d). Implementation. This Amendment is effective as of the date noted in the first paragraph of this Amendment.

3.	Article V of the Agreement is hereby amended to delete in its entirety and replace Sections 5.1 and 5.3 with new Sections 5.1 and 5.3 as follows:

5.1 Except as provided under Article V and Article VI, the Trust and Underwriter shall pay no fee or other compensation to the Company or its distributor under this Agreement.

5.3 The Company shall bear the expenses of (a) printing and distributing the Trust’s prospectuses in connection with sales of the Contracts, and (b) distributing Fund Shareholder Reports, other Required Materials and Notice specified in Rule 30e-3. The Trust shall bear the expenses of printing Fund Shareholder Reports and Notice specified in Rule 30e-3, and the Trust’s proxy materials.

5.4 Periodically, the Trust and/or Underwriter shall review the fees billed, including but not limited to any Website Hosting or Notice Fee, to determine whether the costs are reasonable and if the Trust and/or Underwriter deem them to be unreasonable the parties agree to negotiate in good faith to make changes to the expenses billed to the Trust and/or Underwriter.

4.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rules 30e-3 and 498A and any interpretation of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

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IN WITNESS WHEREOF, the Company, Trust and the Underwriter hereto have caused this Amendment to be executed in their names and on their behalf by their duly authorized officer hereto as of the date written below.

BRIGHTHOUSE LIFE INSURANCE COMPANY (on behalf of itself and each Account)

(“Brighthouse”)

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	07/14/2021 02:55:14 PM

PUTNAM VARIABLE TRUST

(“Trust”)

By:	/s/ Jon Horwitz
Name:	Jon Horwitz
Title:	Executive Vice President
Date:	07/13/2021 03:43:56 PM

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

(“Underwriter”)

By:	/s/ Mark Coneeny
Name:	Mark Coneeny
Title:	Head of Relationship Management
Date:	07/14/2021 11:23:08 AM

Schedule B

Putnam Variable Trust:

•	Putnam VT Equity Income Fund
•	Putnam VT International Equity Fund
•	Putnam VT International Value Fund
•	Putnam VT Sustainable Leaders Fund

Service Fees

0.25% per annum of all Funds with Class IB Shares

Schedule C

Specified Website:

https://dfinview.com/BHF/TAHD/BHF

AMENDMENT TO

THE PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) to each of the Participation Agreements (“Agreement”) currently in effect between PUTNAM VARIABLE TRUST (the “Trust”), PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the “Underwriter”) and BRIGHTHOUSE LIFE INSURANCE COMPANY and BRIGHTHOUSE LIFE INSURNANCE COMPANY of NY (collectively, the “Company”), respectively, is effective on ___________, 2021. All capitalized terms used herein and not otherwise defined shall have the meaning described to such terms in the Agreement.

RECITALS

WHEREAS, the Trust and the Company agree to distribute the prospectuses of the funds within the Trust pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498”); and

WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.         For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.         The Trust and Underwriter each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its funds. The Trust further represents and warrants that it has reasonable policies and procedures in place designed to monitor such web site for compliance with the requirements of Rule 498.

3.         The Trust and Underwriter each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will contain the current Trust’s and funds’ documents required to be posted in compliance with Rule 498. The Trust shall notify the Company of any unexpected interruptions in the availability of this web page promptly upon the Trust’s or Underwriter’s discovery of such interruption.

4.         The Trust and Underwriter represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(l) involving contract owner requests for additional Fund documents made directly to the Trust, Underwriter or one of their affiliates. The Trust and Underwriter further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

5.         The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(l) involving contract owner requests for additional fund documents made directly to the Company or one of its affiliates.

6.         Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

7.         The Trust and Underwriter may, at the Company’s request, provide the Company with URLs to the current Trust’s and funds’ documents for use with Company’s electronic delivery of fund documents or on the Company’s website. The Trust and Underwriter will be responsible for ensuring the integrity of the URLs and for maintaining the Trust’s and funds’ current documents on the site to which such URLs originally navigate to. The Company will be responsible for the maintenance of any web links to such URLs on the Company’s website.

8.         The Trust and Underwriter make no warranty, express or implied, that the Trust’s website or the documents contained thereon will be free from any defects, bugs, errors or malfunctions; provided, however that the Trust and Underwriter hereby agree to use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

9.         If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust and Underwriter will provide the Company with at least 60 days’ advance notice of its intent.

10.       The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

11.       The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Trust and Underwriter sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

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IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of the date first above written.

BRIGHTHOUSE LIFE INSURANCE COMPANY (on behalf of itself and each Account)

(“Brighthouse” or collectively with Brighthouse Life Insurance Company of NY, the “Company”)

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	07/14/2021 02:53:48 PM

BRIGHTHOUSE LIFE INSURANCE COMPANY of NY (on behalf of itself and each Account)

(“Brighthouse NY” or collectively with Brighthouse Life Insurance Company, the “Company”)

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	07/14/2021 02:53:54 PM

PUTNAM VARIABLE TRUST

(“Trust”)

By:	/s/ Jon Horwitz
Name:	Jon Horwitz
Title:	Executive Vice President
Date:	07/13/2021 03:45:10 PM

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

(“Underwriter”)

By:	/s/ Mark Coneeny
Name:	Mark Coneeny
Title:	Head of Relationship Management
Date:	07/14/2021 01:27:09 PM